Production Mix

Calendar Year 2002

Product	% of Production	Weighted Average Coupon	LTV	FICO
Fixed Rate	36.66%	7.80%	75.26%	637
ARM	59.98%	8.44%	79.45%	598
Seconds	3.36%	12.10%	20.18%	645
Total / Average	100.00%	8.33%	75.93%	614

Credit Grade	% of Production	Weighted Average Coupon	LTV	FICO
A	54.03%	7.79%	76.61%	647
A-	20.84%	8.48%	75.66%	603
B	15.73%	8.97%	75.78%	562
C	7.81%	9.91%	74.05%	546
D	1.58%	10.54%	66.44%	495
Total/Average	100.00%	8.33%	75.92%	614

Production Mix (cont'd)


•ORIGINATION BY STATE - CY 2002
•32.49%
•11.05%
•8.22%
•5.70%
•5.13%
•37.41%


•LOAN PURPOSE - CY 2002
•32.97%
•14.06%
•52.97%

Production & Efficiency Trends



Total volume $MM
Net production cost
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Volume $ in MM
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Net cost
$554.7
$683.3
$723.0
$834.6
$778.2
$906.8
$969.2
$1,306.7
Mar-01
Jun-01
Sep-01
Dec-01
Mar-02
Jun-02
Sep-02
Dec-02

Net production cost	**2.74%**	**2.31%**	**2.06%**	**2.01%**	**2.57%**	**2.29%**	**2.17%**	**1.91%**

Aames